EXHIBIT 99.1

FUSION	Philip Turits
CONTACT:	212-201-2407
pturits@fusiontel.com

Fusion Enters into Exclusive Cloud Services, Voice and Data Solutions Agreement with GNYHA Group Purchasing Organizations

Solutions targeted to GPO Members in Healthcare and other Major Verticals

NEW YORK, January 24, 2012 - Fusion Telecommunications International, Inc. (OTC BB: FSNN) today announced that it has entered into an exclusive Group Purchasing agreement for Cloud Services and Communications Solutions with the group purchasing organizations (GPOs) Essensa and Innovatix, LLC., subsidiaries of GNYHA Ventures, Inc.

Fusion and the GPO organizations will offer GPO members in healthcare and other vertical markets a full range of cloud services, including cloud computing, emergency preparedness and disaster recovery, storage and security. Fusion sales teams in markets across the United States and Puerto Rico will also provide GPO members with discounted pricing for hosted voice solutions that include a full complement of advanced service features, Unified Communications and Presence, Internet and other broadband data services, as well as a comprehensive portfolio of leading edge hardware designed to meet the specific needs of the healthcare industry.  In combination with the GPOs’ extensive expertise in servicing healthcare’s unique requirements, Fusion’s robust Cloud and Communications service offerings, which include complete consultative needs assessment, value analysis and professional services, will seek to reduce GPO member costs while increasing operating efficiencies.  The Fusion-GPO agreement was entered into to meet the demands of today’s challenging economic environment, with the increasing need for significant cost reduction competing for simultaneous increases in productivity and efficiency through service expansion and enhancement.

Matthew Rosen, Fusion’s Chief Executive Officer, said, “We are extremely excited about the tremendous potential of this relationship, which has sharpened our focus on the explosive growth in the healthcare industry, and comes at a time of significant expansion in our portfolio of Cloud Services.  We believe it positions us well to serve the dramatic increase in GPO Members’ cloud computing, voice and data requirements.  Our commitment to the GPO membership is simple:  we aim to deliver cutting edge solutions designed to save money while at the same time increase productivity and improve the customer experience.”

Statements in this press release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the Company’s ability to attract fresh and continued capital to execute its comprehensive business strategy, the impact of competitors with broader product lines and greater resources, the effects of our emergence into new markets, the impact of termination of any of the Company’s significant contracts or partnerships, the Company’s ability to maintain working capital requirements to fund current and future operations, the Company’s ability to attract and retain highly qualified management, technical and sales personnel, its ability to introduce products and services in a timely fashion, whether it achieves market acceptance of new products and services, the effects of cost increases, price and product competition, the impact of delays in obtaining regulatory approvals and the prospect of litigation.  Risk factors, cautionary statements, and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and are available through http://www.sec.gov.